Exhibit 23-a


                  CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

       We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Purchase and Deferral Plan and Cash Deferral Plan of SBC Communications Inc. of our report dated February 9, 2004 (except for Note 17, as to which the date is February 19, 2004), with respect to the consolidated financial statements of SBC Communications Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission. We also consent to the incorporation by reference therein of our report dated March 8, 2004, with respect to the financial statement schedules of SBC Communications Inc. for the years ended December 31, 2003, 2002, and 2001 included in its Annual Report (Form 10-K) for 2003, filed with the Securities and Exchange Commission.


                                                 By:    /s/ ERNST & YOUNG LLP
                                                        ERNST & YOUNG LLP

San Antonio, Texas
December 1, 2004